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                                                                    EXHIBIT 21.1

                      Entity                     State/Country of Incorporation
---------------------------------------------    -------------------------------
Genencor International, Asia Pacific Pte Ltd.              Singapore

Genencor International, B.V.                              Netherlands

Genencor International, B.V.B.A.                            Belgium

Genencor International do Brasil Ltda.                       Brazil

Genencor International S.A.R.L.                              France

Genencor International Indiana, Inc.                        Delaware

Genencor International Japan, Ltd.                          Delaware

Genencor International Limited                      Jersey, Channel Islands

Genencor International Oy                                   Finland

Genencor International Vertriebs GmbH                       Germany

Genencor International Wisconsin, Inc.                      Delaware

Genencor International Argentina, S.R.L.                   Argentina

Genencor Luxembourg  S.A.R.L.                              Luxembourg

Genencor Mauritius, Ltd.                                   Mauritius

Genencor International Cayman Ltd.                           Cayman

Genencor (WUXI) Bio-Products, Ltd.                 Peoples Republic of China

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